Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-198857) of diaDexus, Inc. of our report dated March 29, 2016 relating to the financial statements, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers, LLP

San Jose, California

March 29, 2016